Exhibit 13.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
          Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Natuzzi S.p.A. (the “Company”), does hereby certify, to such officer’s knowledge, that:
          The Annual Report on Form 20-F for the fiscal year ended December 31, 2006 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: July 2, 2007

/s/ Ernesto Greco
Name:	Ernesto Greco
Title:	Chief Executive Officer

Dated: July 2, 2007

/s/ Filippo Simonetti
Name:	Filippo Simonetti
Title:	Chief Financial Officer

          The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 20-F or as a separate disclosure document.